EXHIBIT 21

                          SUBSIDIARIES OF REGISTRANT

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
                                                              State of
                 Company Name                               Incorporation
                 ____________                               _____________
Beacon Properties, Inc.                                     Washington

Broadmoor Park-Factory Outlet, Inc.                         Washington

Consumers Group Holding Co., Inc.                           Washington

Consumers Insurance Company                                 Washington

Lawai Beach Realty, Inc.                                    Washington

Metropolitan Financial Services, Inc.                       Washington

Metropolitan Mortgage & Securities Company of               Alaska
  Alaska, Inc.

Metwest Mortgage Services, Inc.                             Washington

M.M.S.C.I.                                                  Washington

National Systems, Inc.                                      Washington

Southshore Corporation                                      Hawaii

Tall Spruce, Inc.                                           Alaska

Western United Life Assurance Company                       Washington
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